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                                     [Letterhead]


                                                                    EXHIBIT 23.2




Basin Exploration, Inc.
370 Seventeenth Street, Suite 3400
Denver, Colorado 80202

Ladies and Gentlemen:

     We hereby authorize the reference to the following reports prepared by Ryder Scott Company in a Registration Statement on Form S-3 and in any prospectus contained therein filed by Basin Exploration, Inc. with the United States Securities and Exchange Commission:

     1. Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests (SEC Parameters) as of January 1, for the years 1997, 1998 and 1999.

     We further consent to the reference to our firm under the caption "Experts" in such Registration Statement and prospectuses, as such Registration Statement may be amended.

                                        /s/ Ryder Scott Company
                                            Petroleum Engineers

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS